EXHIBIT 10.39

AMENDMENT #2
to the
Purchase of Equipment and Services Agreement
Between
Sprint/United Management Company
And
Hybrid Networks, Incorporated

    This is the Second Amendment ("Amendment 2") to the Purchase of Equipment and Services Agreement ("Agreement") dated May 1, 2000, between Sprint/United Management Company ("Sprint"), a Kansas corporation, with offices at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205 and Hybrid Networks, Inc. ("Hybrid"), a Delaware corporation, with its principal offices at 6409 Guadalupe Mines Road, San Jose, CA 95120.

    This Amendment 2 shall be effective (the "Effective Date") as of December 31, 2000.

    In order to facilitate the parties' working relationship, Sprint and Hybrid have agreed to certain modifications of the Agreement and the December 22, 2000 Amendment to the Agreement ("Amendment 1"), as follows:

1.
Notwithstanding anything else set forth in the Agreement or in Amendment #1, the Warranty Period for all Equipment, shipped by Hybrid prior to the Effective Date of this Amendment #2, shall be 18 months from the date of shipment. The Warranty Period is independent of Substantial Completion and Final Acceptance of any System, including but not limited to Sprint's Final Acceptance of the Phoenix System (P.O. #1233953). In the case of Software, the Warranty Period is 90 days from the date of shipment by Hybrid to Sprint of the Software. Equipment or Software that is corrected or replaced pursuant to warranty is warranted only for the remaining portion of the original 18-month or original 90-day Warranty Period, respectively.

2.
All elements of "Project: SAM" noted on Schedule A to the May 1, 2000 High Level Requirements letter specified in Paragraph 1.24 of the Agreement are deleted from Schedule A and inserted instead in Schedule B to that May 1, 2000 High Level Requirements letter. The December, 2000 date for release of the SAM Modem and Headend to Sprint for testing is deleted and instead, the "Project: Sam" will be scheduled on a "best efforts" basis after further project, product and business definition. Notwithstanding the foregoing and for the avoidance of any doubt, moving "Project: Sam" from Schedule A to Schedule B does not impact the pricing of any CPE Equipment, which is $195.00 per CPE Equipment as of December 1, 2000.

3.
If the Phoenix System does not achieve Final Acceptance on or prior to December 31, 2001, Hybrid shall, at its sole option and discretion, either: (i) issue a credit to Sprint against any then outstanding invoices and future purchases in the amount of $661,640.65; or (ii) pay to Sprint the sum of $661,640.65. The failure of the Phoenix System to achieve Final Acceptance on or prior to December 31, 2001 shall not constitute a breach by Hybrid of the Final Acceptance provisions of the Agreement, Amendment 1 or Amendment 2 as they relate to the Phoenix System. The parties understand and agree that Sprint's waiver of this particular breach is not and will not be construed to be a waiver of any other right or remedy that Sprint may have under the Agreement, Amendment #1 or Amendment #2, including, without limitation, other rights or remedies related to the Phoenix System.

4.
Unless otherwise specified in this Amendment #2, all capitalized terms used herein shall have the meanings set forth in the Agreement.

5.
In the event of a conflict between the terms of this Amendment 2 and the terms of Amendment 1 or the Agreement, the terms of this Amendment 2 shall control.

6.
All other terms and conditions of the Agreement, including Amendment 1 remain unchanged. Except as specifically stated herein, nothing in this Amendment 2 waives either party's rights under the Agreement or Amendment 1.

    IN WITNESS WHEREOF, each party has executed this Amendment 2 by a duly authorized representative. The parties acknowledge that they have read, understood and agreed to the terms of this Amendment 2.

SPRINT/UNITED MANAGEMENT COMPANY	HYBRID NETWORKS, INC.
By:	By:
Name:	Name: Judson W. Goldsmith
Title:	Title: Vice President of Finance
Dated:	Dated:

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